UMR 8110820AQUA0004	AON Empower Results® 1108 ABR

Exhibit 26 (g) (iv)

MRC FORMAT EXEMPT - CLIENT REQUIREMENT
Risk Details

Unique Market
Reference (UMR)        B110820AQUA0004

Company             PRUDENTIAL INSURANCE COMPANY OF AMERICA ,
a New Jersey corporation

Term	A. This Contract will apply to all Losses occurring during the 16-month term extending from 12:01 a.m. standard time (as set forth in the Company's policies) on January 1, 2020, to 12:01 a.m. standard time on May 1, 2021, on policies in force as of 12:01 a.m. standard time on January 1, 2020, or written or renewed with effective dates during the term of this Contract.

B.	Notwithstanding the expiration or termination of this Contract, the provisions of this Contract will continue to apply to all obligations and liabilities incurred by the parties prior to such expiration or termination until all such obligations and liabilities are fully performed and/or discharged.

Type                 Accidental Death and Dismemberment Excess of Loss.

Retention and	A . No claim will be made hereunder unless the Company has first sustained a

Limit	Loss of $750,000 each life, each accident. The Reinsurers will then indemnify the Company for the amount of Loss in excess of $750,000 each life, each accident. The limit of liability to the Reinsurers will not exceed
$5,250,000 each life, each accident, plus their proportionate share of Loss Expense. Should any Loss involve this Contract, the obligation of the
Reinsurers will be reinstated immediately and automatically as to any subsequent Loss for the full amount of reinsurance as set forth above. Notwithstanding the foregoing, the annual aggregate limit of liability of the Reinsurers will be $100,000,000 for the term of this Contract, plus their proportionate shares of Loss Expense. In the event of a claim involving a Business Travel Accident policy and an Accidental Death and Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under this Contract. As respects any Business Travel Accident policy, the limit of liability to the Reinsurers shall not exceed $2,000,000 per person.

B.	There will be an aggregating specific deductible equaling $4,000,000 for the term of this Contract. The aggregate specific deductible shall mean the aggregate amount of Losses (which would otherwise be recoverable from the Reinsurers under the provisions of paragraph A above) that the
Company must retain before the Reinsurers' liability hereunder attaches.

Rate and Premium	A . For the term of this Contract, there will be a minimum and deposit premium hereon of $Redacted, payable in five quarterly installments of $Redacted on January 1, 2020, April 1, 2020, July 1, 2020, October 1, 2020, and
January 1, 2021.

B.	At Contract expiration, the Company will adjust the minimum and deposit premium against a rate of 3.075% of its net earned premium.

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Wording	Contract wording documentation as attached and agreed by Reinsurers. It is also understood that the Risk Details is for informational purposes only and in the event there is a conflict between the Risk Details and the Contract documentation the Contract documentation shall always take precedence.

Recording
Transmitting &
Storage

Information	Aon may retain risk and claim data I information I documents electronically, and where this is done these documents shall be regarded with the same Legal effect as the original documents.

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Accidental Death and Dismemberment Excess Of Loss Reinsurance Contract
Effective: January 1, 2020

entered into by and between

The Prudential Insurance Company of America
a New Jersey corporation
and/or any subsidiaries or affiliated companies
(hereinafter referred to collectively as the"Company")

and

The Subscribing Reinsurer(s) Executing the
Interests and Liabilities Agreement(s)
Attached to and Forming Part of this Contract
(hereinafter referred to collectively as the "Reinsurers")

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

Article 1 - Coverage

A.	The Reinsurers will indemnify the Company in respect to Accidental Death and Dismemberment benefits for business classified by the Company as:

Basic Accidental Death and Dismemberment, Optional Accidental Death and Dismemberment, Business Travel Accident and Personal Accident Insurance, including all Accidental Death and Dismemberment, Business Travel Accident and Personal Accident Insurance business underwritten for the Company by Johnson, Rooney, Welch Incorporated.

B.
All reinsurance for which the Reinsurers will be obligated by virtue of this Contract will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Contract applies. Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Contract except as provided in the Insolvency Article.

Article 2 - Term

A.
This Contract will apply to all Losses occurring during the 16-month term extending from 12:01 a.m. standard time (as set forth in the Company's policies) on January 1, 2020, to 12:01 a.m. standard time on May 1, 2021, on policies in force as of 12:01 a.m. standard time on January 1, 2020, or written or renewed with effective dates during the term of this Contract.

B.
Notwithstanding the expiration or termination of this Contract, the provisions of this Contract will continue to apply to all obligations and liabilities incurred by the parties prior to such expiration or termination until all such obligations and liabilities are fully performed and/or discharged.

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Article 3 - Special Termination or Participation Reduction

A.	The Company, at its sole discretion, may reduce or terminate any Reinsurer's participation hereon at any time and said Reinsurer will have no liability for Losses occurring subsequent to said termination, but will remain liable for Losses occurring prior to said reduction or termination upon the happening of any one of the following circumstances:

1.
Either the Reinsurer or its parent company have been assigned a Standard & Poor's Insurer Financial Strength Rating or an A.M. Best's Financial Strength Rating of less than A- or a Moody's rating of less than Baa3; or

2.	The Reinsurer ceases assuming new and renewal accident and health treaty reinsurance; or

3.	A state insurance department or other legal authority orders the Reinsurer to cease writing business; or

4.
The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

5.
The Reinsurer's surplus has been reduced by 30% or more of the amount of surplus at the inception of this Contract or the Reinsurer has lost or reduced 30% or more of its paid-up capital (this subparagraph 5 will not apply to Underwriting Members of Lloyd's, London); or

6.
The Reinsurer has merged, or announced its intention to merge, with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously; or

7.	The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or

8.	Any uncured material breach of the Confidentiality and Privacy Article .

B.	If said Reinsurer's participation is so reduced or terminated, no future deposit premium installments as respects the terminated share or the reduced portion of the Reinsurer's original share will be due the Reinsurer after the effective date of reduction or termination. The Reinsurer will immediately return the unearned portion of any deposit premium paid hereunder as respects the terminated share or the reduced portion of the Reinsurer's original share, and the minimum premium provision as respects the terminated share or the reduced portion of the Reinsurer's original share will be waived.

C.	The Reinsurer shall promptly notify the Company upon the occurrence of any one or more of the circumstances set forth in paragraph A above.

D.	The Company, in its sole discretion, may terminate this Contract by giving 30 days' prior written notice to the Reinsurers if the Company has merged with, or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Company's operations previously.

Article 4 - Special Commutation

A.	In the event a Subscribing Reinsurer is subject to any of the circumstances enumerated in paragraph A of the Special Termination or Participation Reduction Article, the Company may require a commutation of that portion of any excess Loss hereunder represented by any outstanding obligations of the Subscribing Reinsurer. "Outstanding obligations" shall include but not be limited to:

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1.	Loss and benefits and Loss Expense paid by the Company but not recovered from the Reinsurers;

2.	Loss and Loss Expense reported and outstanding;

3.	An allowance for incurred but not reported Losses and incurred but not reported Loss Expenses as carried by the Company on its books; and

4.	Unearned premium (if applicable).

B.	If the Company elects to require commutation as provided in paragraph A above, within 30 days after notifying the Subscribing Reinsurer of its election to require commutation, the Company shall submit a statement of valuation of the Subscribing Reinsurer's outstanding obligations as of the effective date of the commutation. Such statement of valuation shall include the elements considered reasonable to establish the excess Loss. Within 30 days of receipt of such statement of valuation, the Subscribing Reinsurer shall pay the amount requested.

C.	Payment by the Subscribing Reinsurer of the amount agreed in accordance with paragraph B above shall, effective with the date of commutation, release the Subscribing Reinsurer from all further liability for any outstanding obligations, known or unknown, under this Contract and shall release the Company from all further liability for any adjustment or return amounts including, but not limited to, salvage or subrogation, known or unknown, to the Subscribing Reinsurer under this Contract.

D.	This Article shall survive the expiration of this Contract and the reduction or termination of any Subscribing Reinsurer's percentage share in this Contract.

Article 5 - Territory
The territorial scope of this Contract will follow that of the Company's policies.

Article 6 - Exclusions
The exclusions applicable to this Contract will follow the exclusions in the Company's policies.
Additionally, this Contract does not apply to and specifically excludes the following:

A.    Assumed reinsurance .

B.    Participation in any pool or association of insurers and/or reinsurers.

C.     War. Claims caused or contributed to by war (whether declared or undeclared). The term "war"
refers to combat between combatants of two or more sovereign states for purposes of amassing empires, acquiring territory, or protecting national interests. Combatants, as used in the definition of "war", are individuals who are (i) aligned with a sovereign state involved in the war, (ii) under the command of a responsible party, (iii) openly carry arms, (iv) wear distinctive insignia or uniforms, and (v) operate lawfully in accordance with the laws and customs of war. However, it is hereby understood and agreed that terrorism is not considered an act of war and Losses arising from terrorism during war would be covered hereunder. "Terrorism" is defined as an act of violence committed or threatened to be committed with the intent to coerce a government or achieve a similar result by (i) a person or persons not acting on behalf of a sovereign state; or (ii) clandestine state agents.

D.     Credit Card business.

E.    Airport Coupon and ticket business .

F.     Disability business.

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G. Medical business (other than accident medical).

H.    Professional Sports business.

I.    Loss, claim or liability as excluded per the Company's policies.

J.    Ex-gratia payments, as defined herein.

K.    American Institute of Certified Public Accountants #14273. (However, AICPA Group Insurance Trust
# 51377 is covered.)

Article 7 - Definitions
The following terms, wherever used in this Contract, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires:

A.	"Ex-gratia payments" will mean payments for which there is no possibility of legal obligation on the part of the Company under the terms and conditions of the original policy and which are made solely to maintain the good will of the original insured.

B.
"Loss" will mean the amount of any benefit, settlement, award, or judgment, including all interest on claims, paid by the Company or for which the Company has become liable to pay including 100% of any claims related extra contractual obligations. All recoveries and subrogations, which are actually recovered, and reinsurance inuring to the benefit of this Contract (whether recovered or not), will be deducted from the amount of the Loss. All recoveries or payments recovered or received subsequent to any settlement hereunder will be applied as if received prior to the aforesaid settlement and all necessary adjustments will be made by the parties hereto. Loss will not include Loss Expense.

C.
"Loss Expense" will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Such Loss Expense, where incurred in connection with claims involving this reinsurance will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined in addition to the retention and limit of this Contract.

However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the Loss Expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be prorated in proportion to each party's interest in such verdict or judgment.

D.
"Net earned premium" will mean the gross earned premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, less the earned portion of premium paid for reinsurance that inures to the benefit of this Contract.

E.	"Policies" will mean all policies, binders, contracts , endorsements or agreements of insurance or reinsurance, whether written or oral.

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Article 8 - Retention and Limit

A.	No claim will be made hereunder unless the Company has first sustained a Loss of $750,000 each life, each accident. The Reinsurers will then indemnify the Company for the amount of Loss in excess of $750,000 each life, each accident. The limit of liability to the Reinsurers will not exceed
$5,250,000 each life, each accident, plus their proportionate share of Loss Expense. Should any Loss involve this Contract, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent Loss for the full amount of reinsurance as set forth above.
Notwithstanding the foregoing, the annual aggregate limit of liability of the Reinsurers will be
$100,000,000 for the term of this Contract, plus their proportionate shares of Loss Expense. In the event of a claim involving a Business Travel Accident policy and an Accidental Death and
Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under this Contract. As respects any Business Travel Accident policy, the limit of liability to the Reinsurers shall not exceed $2,000,000 per person.

B.
There will be an aggregating specific deductible equaling $4,000,000 for the term of this Contract. The aggregate specific deductible shall mean the aggregate amount of Losses (which would otherwise be recoverable from the Reinsurers under the provisions of paragraph A above) that the Company must retain before the Reinsurers' liability hereunder attaches.

Article 9 - Net Retained Liability
This Contract will apply only to that portion of any insurance that the Company retains net for its own account, and such portion will be used in calculating the amount of any Loss hereunder as well as the amount in excess of which this Contract attaches; however, recovery from any underlying reinsurance will inure to the sole benefit of the Company and will be disregarded for the purposes of this Contract. The amount of the Reinsurers' liability hereunder with respect to any Loss will not be increased by the inability of the Company to collect from any other reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.

Article 10 - Rate and Premium

A.
For the term of this Contract, there will be a minimum and deposit premium hereon of $Redacted, payable in five quarterly installments of $Redacted on January 1, 2020, April 1, 2020, July 1, 2020, October 1, 2020, and January 1, 2021.

B.	At Contract expiration, the Company will adjust the minimum and deposit premium against a rate of 3.075% of its net earned premium.

Article 11 - Extra Contractual Obligations

A.	This Contract will cover any Losses arising from claims related extra contractual obligations awarded by a court of competent jurisdiction, if subject to all the other terms of this Contract, the Company through written communication, in advance of any claims related extra contractual obligations, notifies the Reinsurers of such Loss that may involve extra contractual obligations. Recognizing the urgent nature of these communications, the Reinsurers agree to respond within 10 business days of receipt of such notice. If a Reinsurer concurs in writing to the actions or decisions proposed by the Company, then that Reinsurer will share in any claims related extra contractual obligations in proportion to the Reinsurer's interest in the underlying claim. If a Reinsurer does not respond within
10 business days, it will be deemed to have concurred with the Company's action or decision. If a Reinsurer does not concur with the Company on the proposed action, said Reinsurer will remit its share of the Loss and with that payment the Reinsurer will be released from its liability as respects that claim. The amount of Loss is defined as the amount of benefit claimed and related Loss
Expense as of the date of the request of the consultation.

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B.	"Extra contractual obligations" as used in this Contract will mean those liabilities not covered under any other provision of this Contract, which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following : failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action.

C.	There will be no recovery hereunder for an extra contractual obligation Loss that has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

D.
The date on which any extra contractual obligation is incurred by the Company will be deemed, in all circumstances, to be the date of the original Loss. Nothing in this Article will be construed to create a separate or distinct Loss apart from the original covered Loss that gave rise to the extra contractual obligations discussed in the preceding paragraphs . In no event will the total liability of the
Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Article.

E.	Savings Clause (Applicable only if the Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

Article 12 - Reports and Remittances
As soon as possible following the expiration of this Contract, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period. Such report will show and properly segregate the Company's premium to which the reinsurance rate applies and contain such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements. The premium due the Reinsurers will be balanced against the minimum and deposit premium set forth in the Rate and Premium Article, and any balance shown to be due the Reinsurers will be paid within 90 days following the close of the annual period.

Article 13 - Reserves and Funding

A.	A Reinsurer will provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance statutes or regulations in any applicable jurisdiction. In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements of the appropriate credit for reinsurance statutes or regulations, this Article will be deemed amended to conform to the appropriate statutes or regulations; the intent of this Article being that the Company will be permitted to realize full credit for the reinsurance ceded to the Reinsurers under this Contract.

B.	As regards policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the applicable jurisdiction(s) or sets up on its books reserves for policies covered hereunder, which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them. For purposes of this Article, "reserves" will consist of:

1.	Loss and Loss Expense paid by the Company but not recovered from the Reinsurers;

2.	Loss and Loss Expense reported and outstanding;

3.	An allowance for incurred but not reported Losses and incurred but not reported Loss Expense as carried by the Company on its books; and

4.	Unearned premium (if applicable).

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The Reinsurers hereby agree that they will fund such reserves by:

1.	Trust agreements; and

2.	Letters of credit;

or a combination thereof, in any such case, in such a form that meets the minimal applicable standards of law and regulation to entitle the Company to claim full reserve credit on its statutory statements. The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and each applicable regulatory authority.

C. If a Reinsurer's choice of funding is or includes a trust agreement, the Reinsurer agrees to ensure that the line of credit complies with the provisions of the Trust Requirements Clause attached hereto as Exhibit A.

D.	If a Reinsurer's choice of funding is or includes a letter of credit, the Reinsurer agrees to ensure that the line of credit complies with the provisions of the Letter of Credit Requirements Clause attached hereto as Exhibit B.

E.	Notwithstanding any other provisions of this Contract, the Company or its court-appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

1.	To reimburse the Company for the Reinsurer's share of unearned premium (if applicable) on policies reinsured hereunder on account of cancellations of such policies.

2.	To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss or benefit reinsured by this Contract, which has not been otherwise paid.

3.	To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract. As respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to refund.

4.	In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Contract. Such cash deposit will be held in an interest-bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer.

5.	To pay the Reinsurer's share of any other amounts the Company claims are due under this
Contract.

F.	At annual intervals, or more frequently as agreed or as required by any regulatory authority, the
Company will prepare, for the sole purpose of amending the funding called for in this Article, a specific statement of the Reinsurers' share of reserves under this Contract. If the statement shows that the Reinsurers' share of such reserves exceeds the balance of funding as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference. If, however, the statement shows that the Reinsurers' share of reserves is less than the balance of funding as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers release such excess by making the appropriate adjustment. Notwithstanding the foregoing, as respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the
Reinsurer's share of the reserves will be subject to release, and any increase in the amount of funding by the Reinsurer must bring the total amount of funding to an amount equal to 102% of the actual amount of the Reinsurer's share of the reserves.

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Article 14 - Loss Notices and Settlements

A.	The Company will advise the Reinsurers promptly of all Losses that, in the opinion of the Company, may involve the Reinsurers under this Contract and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Contract, provided the Company informs the Reinsurers of such omission promptly upon discovery.

B.	The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of this Contract, will be unconditionally binding on the Reinsurers in proportion to their participation in this Contract. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the
Company in the defense of any claim, suit, or proceeding involving this Contract, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of Loss and Loss Expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Article hereof.

C.	The amount reimbursed under the Company's Business Travel Accident Special Risk Reinsurance
Contract (AQUA1007), for the purposes of determining the remaining per person amounts due hereunder, be allocated to each per person Loss in the proportion of: a) the remaining amount of each per person Loss after reimbursement for that per person Loss from the policy aggregate exhibits of the Business Travel Accident Special Risk Reinsurance Contract (AQUA1007); to b) the
total amount from all per person losses remaining after reimbursement from the per person excess of loss Exhibit of the Business Travel Accident Special Risk Reinsurance Contract (AQUA1007).

Article 15 - Delays, Errors, or Omissions
Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

Article 16 - Entire Agreement/Amendments
This Contract constitutes the entire agreement between the parties. This Contract may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers by addenda hereto; such addenda will then constitute a part of this Contract.

Article 17 - Access to Records
Provided the Company received prior notice and the Reinsurers execute a mutually agreeable confidentiality agreement upon the Company's request, the Reinsurers or their designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Contract; provided, however, that the Company may in its sole discretion restrict such access to records to any Reinsurer not current in undisputed payments to the Company or in funding of reserves under this Contract.The Company may redact any proprietary information prior to review of the Company's records by a Reinsurer.

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Article 18 - Confidentiality and Privacy

A.	The Company acknowledges that Reinsurers are insurance companies which, pursuant to this Contract, will reinsure certain risks of Company. To that end, Company will provide certain information concerning the risks in an amount and detail sufficient for Reinsurers to provide reinsurance coverage ("Cession Information"). Company covenants and agrees that such Cession Information will form a part of Reinsurers' records which Reinsurers' must maintain in accordance with the relevant insurance regulations.

B.
The Reinsurers acknowledge that in the course of their engagement by Company, Reinsurers may receive or have access to confidential and proprietary information of Company or third parties with whom Company conducts business. Such information is defined below and collectively referred to as "Confidential Information." In recognition of the foregoing, Reinsurers covenant and agree that they:

1.	Will keep and maintain all Confidential Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

2.	Will use and disclose Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Contract, and will not use or disclose such information for Reinsurers' own purposes or for the benefit of anyone other than Company, except as required by applicable law;

3.	Will not, directly or indirectly, disclose Confidential Information to anyone outside Reinsurer, except as noted herein or with Company's prior written consent as permitted under the terms of this Contract; and

4.
Shall, upon the earlier of (i) completion of an engagement or termination of this Contract, or (ii) determination that Reinsurers have no need for Confidential Information, or (iii) at any time Company requests in writing, dispose of all records, electronic or otherwise (except for archival and backup copies and business records required by law to be retained or materials required in connection with arbitration, or with ongoing claims or disputes related to this Contract;
provided, however, that all such retained Confidential Information shall remain subject to the confidentiality obligations hereunder) regarding or including any Confidential Information that Reinsurers may then possess or control. Disposal may be achieved, at Company's option, through prompt delivery of the records to Company or destruction pursuant to Reinsurers'
written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means. Upon any occurrence of (i) or (ii), or (iii) above,
Reinsurers shall promptly certify in writing to Company, in a form reasonably acceptable to Company and executed by an authorized officer of Reinsurers, that all such Confidential Information has been destroyed or returned.

C.	Reinsurers shall be permitted to disclose Confidential Information only to their employees, employees of affiliates, officers, directors, lawyers, accountants, retrocessionaires or auditors and subcontractors (individually an "Employee" and collectively, "Employees") having a need to know such information in connection with the performance under this Contract. Reinsurers shall instruct all Employees as to their obligations under this Contract. Reinsurers shall be responsible for all
Employees' compliance with the terms of this Contract. If Reinsurers are required by law to disclose Confidential Information, Reinsurers shall, unless prohibited by law, promptly notify Company in writing in advance of such disclosure, and provide Company with copies of any related information so that Company may take appropriate action to protect the Confidential Information.

D.	Confidential Information includes all business and other proprietary information of Company, written or oral, including without limitation the following:

1.	Information relating to planned or existing businesses or business initiatives; organizational restructuring plans; and actual and projected sales, profits and other financial information;

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2.	Information relating to technology, such as computer systems and systems architecture, including, but not limited to, computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

3.
Information that describes insurance, annuities and financial services products and strategies, including, but not limited to, actuarial calculations, product designs, product administration and management; tax interpretations, tax positions and treatment of any item for tax purposes;

4.	Confidential information, software and material of third parties with whom Company conducts business;

5.	Information about Company employees and personnel;

6.	Company's policies, procedures and standards, including, without limitation, Company's privacy and/or security policies, rules and practices, as Company may issue, amend, update, revise or otherwise make available to Reinsurers from time to time (collectively, "Company Policies"); and

7.	"Personal Information," which means information provided by or at the direction of Company, or to which access was provided in the course of Reinsurers' performance of the Contract that
(i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers). An individual's social security number, even in isolation, is Personal Information. Company business contact information is not by itself
Personal Information.

E.	Notwithstanding the foregoing, Confidential Information does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to the public not as a result of a disclosure by Reinsurers, (iii) is rightfully in the possession of Reinsurers prior to disclosure by Company, (iv) is received by Reinsurers in good faith and without restriction from a third party not under a confidentiality obligation to Company and having the right to make such disclosure, (v) is developed by Reinsurers independently of any Confidential Information; or (vi) was approved for disclosure by written permission of Company. The foregoing exceptions do not apply to the disclosure of Personal Information, which shall not be disclosed without Company's prior written consent unless required by law.

F.	Notwithstanding any other provision of this Contract, the Reinsurers acknowledge that the disclosure of Confidential Information may cause irreparable injury to Company and damages, which may be difficult to ascertain. Therefore, Company shall, upon a disclosure or threatened disclosure of any
Confidential Information, be entitled to seek injunctive relief, and Reinsurers shall not object to the entry of an injunction or other equitable relief against Reinsurers on the basis of an adequate remedy at law, lack of irreparable harm or any other reason, should such injunction or equitable
relief be    awarded by a court of competent jurisdiction.

G.	The Reinsurers shall notify Company, promptly and without unreasonable delay, but in no event more than three (3) business days of learning that unauthorized access to, disclosure of, or breach in the security of Confidential Information may have occurred or been attempted (a "Security
Incident"). Thereafter, Reinsurer shall, at its own cost and expense:

1.	Promptly furnish to Company full details of the Security Incident;

2.	Reasonably assist and cooperate fully with Company in Company's investigation of
Reinsurers, Employees or third parties related to the Security Incident, including but not limited to providing Company with physical access to the facilities and operations affected, facilitating
interviews     with Employees and others involved in the matter, and making available all relevant records, logs, files, and data;

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3.	Reasonably cooperate with Company in any litigation or other formal action against third parties deemed necessary by Company to protect its rights; and

4.	Promptly use its best efforts to prevent a recurrence of any such Security Incident.

H.	In addition to the foregoing, Reinsurers agree that in the event of a Security Incident, Company shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Company's discretion; and (ii) the contents of such notice, whether any type of reasonable remediation may be offered to affected persons, and the nature and extent of any such remediation.
Any such notice or reasonable remediation shall be at Reinsurers' sole cost and expense.

I.	Reinsurers certify that their treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that they have implemented and currently maintain an effective information security program that includes administrative, technical, and physical safeguards to (i) ensure the security and confidentiality of Personal Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such Personal
Information; and (iii) to protect against unauthorized access to, destruction, modification, disclosure or use of Personal Information which could result in substantial harm or inconvenience to Company, or to any person who may be identified by such Personal Information. A Reinsurer shall immediately notify Company if it is in material breach of this Section. At Company's request, Reinsurers agree to certify in writing to Company, its compliance with the terms of this Section.

J.    Any renewal information shall be subject to this Confidentiality and Privacy Article.

Article 19 - Insolvency
(This Article will apply severally to each reinsured company referenced within the definition of "Company"
in the Preamble to this Contract. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

A.	In the event of a receivership of the Company, the reinsurance recoverables due under this Contract will be payable by the Reinsurers directly to the receiver, after reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction having authority to allow such claims or allowed by the receiver as a result of the conclusion of the claim filing, approval, and appeal process before the receiver. Regardless of any provision in this
Contract or other agreement to the contrary, payment will be made without diminution because of such insolvency or because the receiver has failed to pay all or a portion of any claims.

B. The receiver of the Company will give or arrange to give to the Reinsurers, written notice of the pendency of a claim against the Company, within a reasonable period of time after the initiation of the receivership. Failure to give such notice will not excuse the obligation of the Reinsurers unless they are substantially prejudiced thereby. The Reinsurers may interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the Company or its receiver. The reasonable expense thus incurred by the
Reinsurers will be payable, subject to court approval, out of the estate of the insolvent Company as part of the expense of the receivership to the extent of a proportionate share of the benefit which may accrue to the Company in receivership, solely as a result of the defense undertaken by the
Reinsurers.

C.	Payments by the Reinsurers will be made directly to the receiver of the Company except where this
Contract or the contract of insurance specifically provides another payee for such reinsurance in the event of the insolvency of the Company.

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Article 20 - Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract. However, any Reinsurer that has met one or more of the circumstances set forth in the Special Termination or Participation Reduction Article shall not be allowed to implement the provisions of this Article against the Company.

B.	In the event any premium, Loss or other payment due either party is not received by the intermediary named in the Intermediary Article (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party shall pay, any and all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection or enforcement of any payment obligations of the debtor party, except those costs and expenses the parties are required to share equally pursuant to the Arbitration Article, plus an interest charge on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of 4.0% and the U.S. prime rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due plus interest charges have been received by the Intermediary.

C.
If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law or is held unenforceable by an arbitrator or a court of competent jurisdiction, such interest rate shall be modified to the highest rate permitted by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way.

D.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or Loss payment due the Company hereunder shall be deemed due 30 days after the proof of Loss or demand for payment is transmitted to the Reinsurer. If such Loss or claim payment is not received within the 30 days, interest shall accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of Loss or demand for payment was transmitted to the Reinsurer.

3.
As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs D(1) and D(2) above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

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E.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest charges due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest charge on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contest, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

F.	Interest charges arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article 21 - Offset
The Company and the Reinsurer will have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or Losses or otherwise.

Article 22 - Governing Law
This Contract will be governed by and construed in accordance with the laws of the State of New Jersey .

Article 23 - Arbitration

A.	Any dispute (whether during the currency of this Contract or after expiration or termination of this
Contract) between the Company and the Reinsurer arising out of or in connection with this Contract, including its formation or actual validity, will be submitted to the decision of two arbitrators and an umpire meeting at a site in Newark, New Jersey unless some other site is mutually agreed by the parties. The arbitrators and umpire will be impartial and disinterested, active or former executive officers of life or reinsurance companies or Underwriters at Lloyd's, London.

B.	To the extent not otherwise mutually agreed or provided for in this Article, the procedures and rules applicable to arbitration under the laws of New Jersey, as from time to time set forth, will govern the procedures of the arbitration. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

C.	All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested. The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it.
Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

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D.	If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it. The two arbitrators will appoint an umpire before instituting the hearing. If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will apply to the American Arbitration Association to appoint an umpire. Notwithstanding the appointment of the umpire by the American Arbitration
Association, the arbitration proceedings will not be governed by the American Arbitration
Association's commercial arbitration rules, but will be governed by the rules as set out in this Article.
The arbitrators will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

E.	The arbitration hearing will commence within 60 days of the appointment of the umpire. Within 30 days of the date of notice of appointment of the umpire, the claimant and respondent will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions. Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs. Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing. Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not previously addressed.

F.	Subject to customary and recognized legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration. Upon the petition of either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents.

G.
The arbitrators and umpire will conduct the hearing and make its award with regard to the terms expressed in this Contract, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the accident and health insurance and reinsurance business. At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross-examination and rebuttal will be allowed. Within 20 days of the close of the hearing, at their own election or at the request of the arbitrators and umpire, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

H.	The arbitrators and umpire will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later. The decision by the majority of the arbitrators and umpire will be in writing and will be final and binding upon the parties. The arbitrators and umpire are empowered to grant interim relief, as it may deem appropriate. The board, however, may not award any exemplary or punitive damages. Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award. If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

I.	The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested. The remaining costs of the arbitration proceedings will be allocated by the board.

Article 24 - Severability
If any provision of this Contract will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

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Article 25 - Taxes
The Company will pay all taxes on premiums reported to the Reinsurers on this Contract.

Article 26 - Deferred Acquisition Costs Tax

A.
The Company and the Reinsurers will make a joint election, in accordance with Treas. Reg. 1.848- 2(g)(8) (the "Regulation"), issued December 31, 1992, under Section 848 of the Internal Revenue Code (the "Code") and:

1.
The party with the net positive consideration under this Contract will capitalize specified policy acquisition expenses with respect to this Contract without regard to the general deductions limitations of Section 848(c)(1) of the Code;

2.	The election will take effect on the Effective Date and will remain in effect for all subsequent years that this Contract remains in effect; and

3.
Each party will attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Contract) for which joint elections have been made under the Regulation.

A.	Pursuant to this joint election:

1.
The Company and the Reinsurers will exchange information pertinent to the amount of net consideration under this Contract to assure consistency or as may otherwise be required by the Internal Revenue Service;

2.
The Company will submit its calculation of the "net consideration" as defined under the above- referenced Regulation to the Reinsurer not later than May 1 for each and every tax year for which this Contract is in effect;

3.	The Reinsurers may challenge such calculation within 30 days of receipt of the Ceding Company's calculation; and

4.
The Parties will act in good faith to reach agreement as to the correct amount of net consideration whenever there is disagreement as to the amount of net consideration as determined under Treas. Reg. 1.848-2(f).

C.
The Company and the Reinsurers represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code or Subpart F of Part Ill of Subchapter N of Chapter 1 of the Code.

Article 27 - Federal Excise Tax

A.
The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take reasonable steps to recover the tax from the United States Government.

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Article 28 - Foreign Account Tax Compliance Act

A.	To the extent any Reinsurer is subject to the deduction and withholding of premium payable hereon as set forth in the Foreign Account Tax Compliance Act (Sections 1471-1474 of the Internal
Revenue Code), said Reinsurer shall allow such deduction and withholding from the premium payable under this Contract.

B.	In the event of any return of premium becoming due hereunder, the return premium will be determined and paid in full without regard to any amounts deducted or withheld under paragraph A.
of this Article. In the event the Company or its agent recovers such premium deductions and withholdings on the return premium from the United States Government, the Company or its agent will reimburse the Reinsurer for such amounts.

Article 29 - Currency
All limits and retentions hereunder are expressed in United States currency, and all payments hereunder will be made in that currency . For the purposes of this Contract, amounts paid or received by the Company in currencies other than United States currency will be converted into United States dollars at the actual rates of exchange at which they are entered in the Company's books.

Article 30 - Service of Suit
This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article .

A.	In the event of the failure of any Reinsurer hereon to perform its obligations hereunder, such
Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the
United States. The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction . In any suit instituted against it upon this
Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

B.	The Reinsurer hereby designates the party named in its Interests and Liabilities Agreement , or if no party is named therein, the Commissioner of Banking and Insurance, or his or her successor or successors in office, for the State of New Jersey, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the
Company or any beneficiary hereunder arising out of this Contract.

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Article 31 - Compliance
The Company and the Reinsurers each represent that to the best of their knowledge and belief they are, and will use their best efforts to continue to be, in substantial compliance in all material respects with all laws, regulations , and judicial and administrative orders applicable to the business reinsured under this
Contract (collectively, the "Law"). This includes the maintenance of an effective anti-money laundering policy to the extent the Company is required to have such a policy in place. Neither the Company nor the
Reinsurers will be required to take any action under this Contract that would result in either being in violation of the Law, which for purposes of companies subject to U.S. regulation, including the
Reinsurers, will include requirements enforced by the U.S. Treasury Department Office of Foreign Asset
Control. The Company and the Reinsurers acknowledge and agree that a claim under this Contract is not payable if payment would cause the Reinsurers to be in violation of the Law. Should either of the parties discover a reinsurance payment has been made in violation of the Law, such party will notify the other parties and all parties will cooperate in order to take all necessary corrective actions. The
Company will return the reinsurance payment to the Reinsurers to the extent, and at such time, as permitted by Law.

Article 32 - Agency
For purposes of sending and receiving notices and payments required by this Contract, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Contract will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

Article 33 - Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this
Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following will constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

C.	This Contract may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together constitute one and the same instrument.

D.	As respects any Subscribing Reinsurers participating via a correspondent broker acting in the
London market, the execution of the London placing slip entered into in connection with this Contract or any document attached to or referenced in such London placing slip, along with any endorsements thereto, shall constitute execution of a counterpart.

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Article 34 - Intermediary
Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, Losses, Loss Expenses, salvages, and loss settlements) relating to this Contract will be transmitted to the Company or the Reinsurers through the Intermediary . Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

Article 35 - Sanctions
Neither the Company nor the Reinsurers will be liable for premium or Loss under this Contract if it would result in a violation of any mandatory sanction, prohibition or restriction under economic sanctions, laws or regulations of the United States of America that are applicable to either party.

Article 36 - Passive War Extension

A.
It is agreed that, regardless of the war exclusion set forth in the Exclusions Article, this Extension covers claims caused or contributed to by or arising out of war, invasion, acts of foreign enemies, hostilities, or war-like operations whether declared or not, civil war, rebellion, revolution, insurrection, military or usurped power, or martial law.

B.	However, this Extension does not cover such claims while the person insured is training or serving in any capacity as a member of the regular armed forces or while engaging in any of the aforementioned events as a member of the regular armed forces.

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Exhibit A
Trust Agreement Requirements Clause

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Reserves and Funding Article by providing a Trust Agreement, the Reinsurer shall ensure that the
Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.	Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit
(issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company's reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.
Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

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Exhibit B

Letter of Credit Provisions

The signed, original letter of credit furnished by the Reinsurer to the Ceding Company must meet each of the following requirements:

A.	Beneficiary. It must name The Prudential Insurance Company of America as the "Beneficiary" of the
letter of credit and must expressly define the term "Beneficiary" as including any successor by operation of law of the Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver, or conservator for the Ceding Company.

B.	Applicant Named. It must identify the Reinsurer as the "Applicant" and must further provide that such identification is for internal purposes only and does not otherwise affect the terms of the letter of credit or the bank's obligations under it. The text identifying the "Applicant" should be set apart from the balance of the letter of credit in a boxed area.

C.	Identifying Number. It must contain a unique identifying number assigned by the Bank.

D.	Issuance & Expiration Dates. It must contain an issuance date and contain an expiry date that is no earlier than one calendar year from the issuance date.

E.	Irrevocable. It must expressly indicate that it is not revocable by the bank or anyone else prior to the expiry date.

F.	Evergreen Clause. It must contain an "evergreen clause" (automatic renewal provision) that provides, in effect, that it will automatically renew for successive one-year periods prior to the occurrence of the expiry date, unless written notice of non-renewal has been timely sent in the manner described in subparagraph G. below.

G.	Notice of Non-Renewal. It must provide that any notices of non-renewal will be sent by the bank to the Beneficiary, via U.S. registered mail, delivered not less than 30 days prior to the expiry date to the following notice address (or to such other address as may be indicated in a subsequent written notice sent by the Beneficiary to the bank):

The Prudential Insurance Company of America
80 Livingston Avenue
Roseland, NJ 07068-1733
Attention: Actuarial Department

H.	Maximum Amount Required. It must provide for a maximum amount that can be drawn thereunder of a sum that is at least as large as communicated to the Reinsurer by the Ceding Company. This maximum amount must remain in effect during the entire term of the letter of credit, subject only to reduction for any partial draws against the letter of credit or changes in maximum amount made consistent with the provisions of this Agreement.

I.	Partial Draws Permitted. It must expressly allow for partial draws.

J.	"Clean" Letter of Credit. It must expressly provide that to draw down any amount under the letter of credit, Beneficiary must merely present a sight draft indicating this letter of credit for the amount to be drawn at any of the bank's branch locations within the United States of America. The letter of credit must also indicate that no other documents or materials need be presented and no other conditions must be satisfied to make a partial or complete draw under it.

K.	Unconditional: No Unilateral Modifications. It must indicate that it is not subject to any agreement, condition or qualification outside the terms of the letter itself. It must also indicate that, except for increases in the maximum amount that may be drawn under the letter of credit, it may not be modified or supplemented without Beneficiary's prior written consent.

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L.	Non-Contingent Obligation. It must provide that the bank's obligation under the letter of credit is an individual obligation of the bank and is in no way contingent upon any reimbursement with respect thereto or upon the bank's ability to perfect any lien, security interest or other form of collateral protection.

M.	No Insolvency Offset. It must provide that amounts that may be drawn under it are not subject to diminution as a result of any insolvency on the part of the Beneficiary or any other party.

N.	Governing Law. It must provide that it is subject to, and governed by, the laws of the State of New
Jersey and the 2007 Revision of the Uniform Customs and Practice for Documentary Credits of the
International Chamber of Commerce (Publication 600) and that, in the event of any conflict, the laws of the State of New Jersey will control.

0.	Automatic Extension under Art. 36. It must indicate that if any one or more of the occurrences described in article 36 of Publication 600 occurs, then it will be automatically extended for a period of not less than 30 days after resumption of business in order to permit the Beneficiary to draw down against it.

P.	Reserve Credit Requirements. It must satisfy any other applicable legal or regulatory requirements of New Jersey that must be complied with in order to ensure that the Ceding Company is entitled to take the maximum credit for the risks ceded under the reinsurance treaty on its statutory financial statements.

In addition, the LOC must be issued by a Qualified Bank. A Qualified Bank is defined as a bank or trust company that: (A) is organized and existing under the laws of the United States or any state thereof; (B)
is regulated, supervised and examined by United States Federal or state authorities having regulatory authority over banks and trust companies; (C) is determined by the Securities Valuation Office of the
National Association of Insurance Commissioners to meet such standards of financial condition and standing as are considered necessary and appropriate to regulate the quality of banks and trust companies whose letters of credit will be acceptable to insurance regulatory authorities; (D) is not a foreign branch office of a bank or trust company organized and existing in the United States; (E) is not a parent, subsidiary or affiliate of the Ceding Company or the Reinsurer; (F) has capital and surplus of not less than $300 million dollars; and (G) has a "Qualified Rating" of not less than "A-" from Standard &
Poor's Corporation or its successor ("S&P") and has a "Qualified Rating" of not less than "A3" by Moody's
Investor Services, Inc. or its successor ("Moody's"). A "Qualified Rating" means a long-term debt rating or a long-term bank issuer rating that remains in effect and has not been suspended or withdrawn.

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Information

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UMR 8110820AQUA0004	AON Empower Results® 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer			Written Line	Signed Line

			%	2.50%
			(Entered by the
				Intermediary)
	Beazley	AFB
2.5%	T8247E2ANLN	3623
	U/W NGN

			AFB
			11/12/2019

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UMR 8110820AQUA0004	AON Empower Results® 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer			Written Line	Signed Line

			20%	4.500%
			(Entered by the
				Intermediary)
			CNP
	canopius	4444	65%
		1861	35%
	A11O5OBAA

			HB
			11/12/2019

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UMR 8110820AQUA0004	AON Empower Results® 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer			Written Line	Signed Line

			10%	8.500%
			(Entered by the
				Intermediary)

	Tokio Marine Kiln	KLN
	Accident & Health	510

	HXA228E20AA		11
	AAANNNANNAA		12
		KLN	19

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UMR 8110820AQUA0004	AON Empower Results® 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer			Written Line	Signed Line

			5%	4.00%
(Entered by the
Intermediary)

NOA
3902
	411120DA00849	AB
	NNNNNAANNNNN	16/12/19

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